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                                                                     Exhibit 5.1
                                  April 1, 1998


Davox Corporation
6 Technology Park Drive
Westford, MA  01886


Re:      Davox Corporation
         Registration Statement on Form S-4

Ladies and Gentlemen:

         We have represented Davox Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-4 (the "Registration Statement"), relating to the issuance to stockholders of AnswerSoft, Inc. ("AnswerSoft") of up to 2,448,897 shares of Common Stock, par value $.10 per share (the "Shares") of the Company pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of March 9, 1998 by and among the Company, Duke Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("DAC") and AnswerSoft.

         We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

         Based upon and subject to the foregoing, we are of the opinion that, upon approval of the issuance of the Shares by the Company's shareholders, the Shares will be duly authorized and, upon the filing of a certificate of merger intended to effect the merger of DAC with and into AnswerSoft in accordance with the Merger Agreement and the laws of the State of Delaware, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."

                                              Very truly yours,



                                              TESTA, HURWITZ & THIBEAULT, LLP